EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below, hereby authorizes and appoints Stanton E. Ross and Thomas J. Heckman or either of then as his attorneys-in-fact with full power of substitution and re-substitution, to sign and file on his behalf individually and in each such capacity stated, below, the Annual Report of Digital Ally, Inc. on Form 10-KSB for the year ending December 31, 2007, and any amendments thereto to be filed with the Securities and Exchange Commission, the NASDAQ Stock Market or similar body, and otherwise, as fully as such person could do in person, hereby verifying and confirming all that said attorneys-in-fact, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature and Title	Date

/s/ Stanton E. Ross Stanton E. Ross, Director and Chief Executive Officer	February 28, 2008

/s/ Leroy C. Richie Leroy C. Richie, Director	February 28, 2008

/s/ Edward Juchniewicz Edward Juchniewicz, Director	February 28, 2008

/s/ Elliot M. Kaplan Elliot M. Kaplan, Director	February 28, 2008

/s/ Daniel F. Hutchins Daniel F. Hutchins, Director	February 28, 2008

/s/ Thomas J. Heckman Thomas J. Heckman, Chief Financial Officer, Secretary and Treasurer	February 28, 2008